   As filed with the Securities and Exchange Commission on January 26, 2000
                                                  Registration No. 33-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  __________

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  __________

                                  GBC BANCORP
            (Exact name of registrant as specified in its charter)

            California                                          95-3586596
   (State or other jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

           800 West 6th Street                                     90017
         Los Angeles, California                                (Zip code)
(Address of principal executive offices)

                                  __________
                      1999 EMPLOYEE STOCK INCENTIVE PLAN
                           (Full title of the plan)
                                  __________

                                   LI-PEI WU
                             Chairman of the Board
                            Chief Executive Officer
                                  GBC Bancorp
                              800 West 6th Street
                         Los Angeles, California 90017
                    (Name and address of agent for service)

                                (213) 972-4118
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                             PETER M. MENARD, ESQ.
                   Sheppard, Mullin, Richter & Hampton, LLP
                       333 South Hope Street, 48th Floor
                         Los Angeles, California 90071
                                (213) 617-5483

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                 Proposed                Proposed
                                          Amount                 maximum                 maximum                  Amount of
      Title of securities                 to be               offering price            aggregate                registration
       to be registered               registered (1)          per share (2)           offering price               fee (3)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock                            2,484,120                   $19.50              $48,440,340                   $5,148
==================================================================================================================================

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of awards granted under the 1999 Employee Stock Incentive Plan as a result of the adjustment provisions thereof.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on January 20, 2000.

(3) Pursuant to Instruction E to Form S-8, the registration fee does not include $7,640.25 with respect to 1,484,120 shares previously registered pursuant to the predecessor plan (Registration No. 33-47452) for which a registration fee previously has been paid.

===============================================================================

           This Registration Statement Includes a Total of 9 pages.
                      Exhibit Index Appears on Page II-3.

                                    PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

               The document(s) containing the information specified in Part I of Form of S-8 will be sent or given to participants in the 1999 Employee Stock Incentive Plan (the "Plan") of GBC Bancorp, a California corporation (the "Registrant"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in accordance with the Note to Part I of Form S-8. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

               GBC Bancorp (the "Registrant") hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 2,484,120 shares (the "Shares") of the Registrant's Common Stock for issuance pursuant to the Registrant's 1999 Employee Stock Incentive Plan (the "Plan), and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof. The Shares include (i) 1,000,000 shares, including any shares issuable pursuant to that certain Employment Agreement dated as of January 1, 1998, between the Registrant and Li-Pei Wu, as amended, (ii) 343,020 shares currently available for future awards under the Registrant's Amended and Restated 1988 Stock Option Plan (the "Prior Plan") and (iii) up to 1,141,100 shares subject to awards currently outstanding under the Prior Plan and which subsequently may be forfeited, canceled, or expire without delivery of shares.

Item 1.   Incorporation of Documents by Reference.
          ---------------------------------------

               The following documents previously filed by the Registrant with the Commission are incorporated in this Registration Statement by reference:

               (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

               (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1998; and

               (c) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such information.

               All documents filed by the Registrant pursuant to Section 13(a), 13(c) 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

               Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 2.   Description of Securities.
          -------------------------

               Not applicable.

Item 3.   Interests of Named Experts and Counsel.
          --------------------------------------

               Not applicable.

Item 4.   Indemnification of Directors and Officers.
          -----------------------------------------

               Section 204 of the General Corporation Law of the State of California (the "California Law") permits the limitation of the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders under certain conditions and subject to certain limitations.

          Section 317 of the California Law (i) permits indemnification of directors, officers, employees and other agents of the corporation under certain conditions and subject to certain limitations and (ii) provides that the corporation has the power to purchase and maintain insurance on behalf of its directors, officers, employees and other agents against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

          Article Six of the Articles of Incorporation of the Registrant provides as follows:

          Six:   Director Liability

                 The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          Article Seven of the Articles of Incorporation of the Registrant provides as follows:

          Seven: Indemnification

                 The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

          Article VI of the Bylaws of the Registrant provides as follows:

                 Section 1.  Definitions.  For the purposes of this Article,
                 ---------   -----------
          "agent", includes any person who is or was a Director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a Director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" includes any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification pursuant to law.

                 Section 2.  Extent of Indemnification.  The corporation shall,
                 ---------   -------------------------
          to the maximum extent permitted by the California General Corporation Law, advance expenses to and indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation.

                 Section 3.  Insurance.  The corporation shall have power to
                 ---------   ---------
          purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

          The Registrant has entered into indemnification agreements with certain of its directors and executive officers which require the Registrant to indemnify such persons to the fullest extent permitted by applicable law.

          The Registrant maintains an insurance policy pursuant to which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been such directors and officers.

Item 5.   Exemption from Registration Claimed.
          -----------------------------------

               Not applicable.

Item 6.   Exhibits.
          --------

          Exhibit
          Number      Description
          ------      -----------

           3.1        Articles of Incorporation of the Registrant, as amended
           3.2        Bylaws of the Registrant, as amended
           5.1        Opinion of Sheppard, Mullin, Richter & Hampton LLP
          23.1        Consent of Sheppard, Mullin, Richter & Hampton LLP (see
                      Exhibit 5.1)
          23.2        Consent of Independent Auditors (Deloitte & Touche LLP)
          24.1        Power of Attorney (See page II-6)
          99.1        1999 Employee Stock Incentive Plan
          99.2        Form of Incentive Stock Option Agreement
          99.3        Form of Non-Qualified Stock Option Agreement
          99.4        Form of Restricted Stock Agreement
          99.5 Employment Agreement dated as of January 1, 1998, between the Registrant and Li-Pei Wu, as amended/1/


Item 7.   Undertakings.
          ------------

               (a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (ii)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933; To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                          (iii) To include any material information with respect
to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                    (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

___________________________

/1/ Filed as Exhibit 10 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 1998.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 20th day of January, 2000.

                                        GBC BANCORP

                                        By /s/ Li-Pei Wu
                                           ------------------------------------
                                           Li-Pei Wu, Chairman of the Board
                                           and Chief Executive Officer


               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Li-Pei Wu and Peter E. Lowe his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                            Signature                                                   Title                            Date
                            ---------                                                   -----                            -----
                /s/ Li-Pei Wu                                       Chairman of the Board, Chief Executive         January 20, 2000
-----------------------------------------------                     Officer and Director (Principal Executive
                    Li-Pei Wu                                       Officer)

                /s/ Peter Wu                                        President, Chief Operating Officer,            January 20, 2000
-----------------------------------------------                     Secretary and Director
                    Peter Wu


                /s/ Peter E. Lowe                                   Executive Vice President and Chief Financial   January 20, 2000
-----------------------------------------------                     Officer (Principal Financial and Accounting
                    Peter E. Lowe                                   Officer)

                /s/ Thomas C.T. Chiu                                Director                                       January 20, 2000
----------------------------------------------
                    Thomas C.T. Chiu

                /s/ Chuang-I Lin                                    Director                                       January 20, 2000
--------------------------------------
                    Chuang-I Lin

                /s/ Ko-Yen Lin                                      Director                                       January 20, 2000
--------------------------------------
                    Ko-Yen Lin

                /s/ Ting Y. Liu                                     Director                                       January 20, 2000
--------------------------------------
                    Ting Y. Liu

                /s/ John C. Wang
--------------------------------------                              Director                                       January 20, 2000
                    John C. Wang

                /s/ Kenneth C. Wang                                 Director                                       January 20, 2000
--------------------------------------
                    Kenneth C. Wan

                /s/ Chien-Te Wu                                     Director                                       January 20, 2000
-------------------------------------
                    Chien-Te Wu

                /s/ Julian Wu                                       Director                                       January 20, 2000
--------------------------------------
                    Julian Wu

                /s/ Ping C. Wu                                      Director                                       January 20, 2000
--------------------------------------
                    Ping C. Wu

                /s/ Walter Wu                                       Director                                       January 20, 2000
--------------------------------------
                    Walter Wu

                /s/ Chin-Liang Yen                                  Director                                       January 20, 2000
--------------------------------------
                    Chin-Liang Yen

                                 EXHIBIT INDEX

Exhibit                                                                                        Sequential
 Number             Description                                                               Page Number
 ------             -----------                                                               -----------
    3.1             Articles of Incorporation of the Registrant                                    __
    3.2             Bylaws of the Registrant                                                       __
    5.1             Opinion of Sheppard, Mullin, Richter & Hampton LLP                             __
   23.1             Consent of Sheppard, Mullin, Richter & Hampton LLP (see Exhibit 5.1)
   23.2             Consent of Independent Auditors (Deloitte & Touche LLP)                        __
   24.1             Power of Attorney (See page II-6)
   99.1             1999 Employee Stock Incentive Plan                                             __
   99.2             Form of Incentive Stock Option Agreement                                       __
   99.3             Form of Non-Qualified Stock Option Agreement                                   __
   99.4             Form of Restricted Stock Agreement                                             __
   99.5             Employment Agreement dated as of January 1, 1998, between the
                    Registrant and Li-Pei Wu, as amended/1/

_________________________

/1/ Filed as Exhibit 10 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 1998.